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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           ---------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported) April 13, 2000
                                                          --------------


                          Transmedia Asia Pacific, Inc.
                          -----------------------------
             (Exact Name of Registrant as Specified in its Charter)


            Delaware                   0-26368               13-3760219
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         (State or Other              (Commission          (IRS Employer
         Jurisdiction of              File Number)       Identification No.)
         Incorporation)


       11 St. James's Square, London, England               SW1Y 4LB
       -------------------------------------------------------------
       (Address of Principal Executive Offices)             (Zip Code)


Registrant's telephone number, including area code    (011) 44-171-930-0706
                                                    -----------------------


                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

         On April 13, 2000 (the "Effective Time"), Transmedia Asia Pacific, Inc. (the "Company"), Asia Merger Sub II, Inc., a wholly owned subsidiary of the Company ("Merger Sub"), and MonsterBook.com, Inc. ("MonsterBook") consummated the merger (the "Merger") of Merger Sub with and into MonsterBook pursuant to which MonsterBook became a wholly owned subsidiary of the Company. The Merger was consummated in accordance with the terms of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 8, 2000, by and among the Company, Merger Sub, MonsterBook and William H. McKee, III and Frank T. Vega.

         Pursuant to the terms of the Merger Agreement, as of the Effective Time, each of the outstanding shares of common stock of MonsterBook, par value $0.0001 per share, was converted into the right to receive either (a) $0.27105114 in cash, without interest (the "Cash Consideration") or (b)
0.0735054 of a share of common stock of the Company, par value $0.00001 per share (the "Stock Consideration" and, together with the Cash Consideration, the "Merger Consideration"). The Merger Consideration was negotiated by the parties at the time they entered into the Merger Agreement. The Stock Consideration issued by the Company consisted of approximately 2,962,773 shares of its common stock, and the Cash Consideration paid by the Company consisted of approximately $138,000. Based on the closing price of the Company's common stock on April 13, 2000 of $5.3125 per share, the Stock Consideration had a value of approximately $15,739,732, and the Merger Consideration had a value of approximately $15,877,732. The funds used by the Company to pay the Cash Consideration were supplied by the Company's working capital. In addition, the Company converted existing MonsterBook options into options to acquire approximately 362,749 shares of the Company's common stock.

         It is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and it is expected that the Merger will be a tax-free event to the MonsterBook stockholders for federal income tax purposes.

         MonsterBook produces and distributes a printed e-business directory for the Internet. MonsterBook's headquarters are located in San Francisco, California. The Company operates MonsterBook as a subsidiary under the name MonsterBook.com.

         The descriptions contained herein of the Merger are qualified in their entirety by reference to the Merger Agreement attached hereto as Exhibit 2.1.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

         The Company is filing this amendment for the purpose of including the required financial statements and pro forma financial information with respect to the Merger in accordance with the requirements of Form 8-K as provided by
Item 7(a)(4).

(a)               Financial Statements of Business Acquired.


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                  The required financial statements of MonsterBook for the
                  periods specified in Rule 3-05(b) of Regulation S-X are incorporated by reference to Exhibit 99.1 attached hereto.

(b)               Pro Forma Financial Information.

                  The pro forma financial statements of the Company and its subsidiaries required pursuant to Article 11 of Regulation S-X are incorporated by reference to Exhibit 99.1 attached hereto. The pro forma unaudited consolidated balance sheets as of September 30 and December 31, 1999 are presented as if the acquisition of MonsterBook had occurred on March 1, 1999, the date of inception of MonsterBook. The pro forma unaudited consolidated statement of operations for the year ended September 30, 1999 and the three months ended December 31, 1999 are presented as if the acquisition of MonsterBook had occurred on March 1, 1999, the date of inception of MonsterBook. The pro forma data is presented for informational purposes only and may not be indicative of future results of operations and the future financial position of the Company or what the results of operations and financial position of the Company would have been if the acquisition of MonsterBook had occurred on the dates set forth. The pro forma financial information should be read in conjunction with the historic financial statements of the Company and notes thereto.

(c)               Exhibits.

                  2.1 Agreement and Plan of Merger, dated as of March 8, 2000, by and among Transmedia Asia Pacific, Inc., Asia Merger Sub II, Inc., MonsterBook.com, Inc. and William H. McKee, III and Frank T. Vega, incorporated herein by reference to the Company's Current Report on Form 8-K, filed April 28, 2000, Commission File No. 000-26368.

                  99.1     Financial Information.




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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            TRANSMEDIA ASIA PACIFIC, INC.

Dated:    June 27, 2000

                                            By: /s/ James Fyfe
                                                --------------------------------
                                            Name:   James Fyfe
                                            Title:  Vice President and Assistant
                                                    Secretary


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                                  EXHIBIT INDEX
                                  -------------

Exhibit
    No.
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2.1               Agreement and Plan of Merger, dated as of March 8, 2000, by and among Transmedia Asia Pacific, Inc., Asia Merger Sub II, Inc., MonsterBook.com, Inc. and William H. McKee, III and Frank T. Vega, incorporated herein by reference to the Company's Current Report on Form 8-K, filed April 28, 2000, Commission File No. 000-26368.

99.1              Financial Information.